UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure

Item 7. Financial Statements and Exhibits

Item 12. Results of Operations and Financial Condition

Signature

Exhibit Index

Ex-4 Amendment to Rights Agreement

Ex-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

      On June 17, 2004, the Company announced that its Board of Directors had voted to amend that certain Rights Agreement, dated as of June 19, 2000 (the "Rights Agreement"), between the Company and SunTrust Bank, to, among other things, (i) increase the purchase price for each preferred stock unit under the Rights Agreement, (ii) extend the final expiration date of the Rights issued thereunder to the close of business on June 15, 2014, and (iii) provide that the Board of Directors of the Company will review the Rights Agreement at least once every three years to determine if the maintenance and continuance of the Rights Agreement is still in the best interests of the Company and its stockholders. A copy of the amendment is attached hereto as Exhibit 4.

Item 7. Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 4 Amendment to Rights Agreement.
Exhibit 99.1 Press Release.

Item 12. Results of Operations and Financial Condition.

      On June 17, 2004, American Healthways, Inc. issued a press release announcing earnings results for the third quarter ended May 31, 2004, a copy of which is attached hereto as Exhibit 99.1. The information with respect to the financial results for the Company’s third fiscal quarter contained in the press release attached hereto as Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: June 17, 2004

Exhibit Index

Exhibit No.	Description
4	Amendment to Rights Agreement
99.1	Press Release dated June 17, 2004